10F-3 REPORT

           SMITH BARNEY PRINCIPAL RETURN FUND
               SECURITY AND GROWTH FUND

           March 1, 2001 through May 31, 2001

                   Trade                                     % of
Issuer             Date    Selling Dealer    Shares   Price  Issue(1)
Agere Systems Inc. 3/27/01 Morgan Stanley DW $116,400 6.000  0.17%A

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $573,600 by other SB Mutual Funds.